SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1800
Denver, Colorado  80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02 Unregistered Sales of Equity Securities
Signature

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 19, 2005, Santos International Holdings Pty Ltd., a corporation incorporated under the laws of the Australian Capital Territory A.B.N. 57 057 585 869 (“SIH”), exercised two warrants it held in respect of 1,700,000 shares of common stock of Tipperary Corporation (the “Company”).  The first warrant for 500,000 shares of Company common stock had an exercise price of $3.00 per share and an expiration date of December 22, 2005.  The second warrant for 1,200,000 shares of Company common stock had an exercise price of $2.00 per share and an expiration date of December 23, 2009.  As a result of the exercise of these warrants, the Company received aggregate consideration of $3,900,000.  The warrants were issued on December 22, 1998 and December 23, 1999 to Slough Estates USA Inc., an indirect wholly-owned subsidiary of Slough Estates plc, a United Kingdom public limited company ("Slough"), in connection with the private placement offering of securities to Slough by the Company.  On July 13, 2005, the warrants were acquired by SIH in connection with the consummation of the transactions contemplated by the Amended and Restated Interest Purchase Agreement, dated July 4, 2005, between SIH and Slough, as reported in a Current Report on Form 8-K filed by the Company on July 20, 2005.

No underwriting fees or commissions were paid as a result of this transaction.  With the purchase of these additional shares, SIH holds 24,238,844 shares or approximately 56.3% of the Company’s outstanding common stock.  The issuance of the shares of common stock pursuant to the foregoing transaction was deemed to be exempt from registration under section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

	By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and
Chairman of the Board

Date: August 25, 2005